 As filed with the Securities and Exchange Commission on April 22, 1999.

                                                Registration No. 333-74661

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                            Amendment No. 1 to

                                 FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                           FEDERAL-MOGUL CORPORATION
            (exact name of registrant as specified in its charter)

           FEDERAL-MOGUL CORPORATION                          Michigan                     38-0533580
       FEDERAL-MOGUL DUTCH HOLDINGS INC.                      Delaware                     38-3399272
           FEDERAL-MOGUL GLOBAL INC.                          Delaware                     38-3399269
        FEDERAL-MOGUL U.K. HOLDINGS INC.                      Delaware                     38-3399273
        CARTER AUTOMOTIVE COMPANY, INC.                       Delaware                     43-1374271
       FEDERAL MOGUL VENTURE CORPORATION                       Nevada                      38-2938561
         FEDERAL-MOGUL WORLD WIDE, INC.                       Michigan                     38-2010848
     FEDERAL-MOGUL GLOBAL PROPERTIES, INC.                    Michigan                     38-2294578
             FELT PRODUCTS MFG. CO.                           Delaware                     36-1065910
             F-M UK HOLDING LIMITED                        United Kingdom                Not Applicable
         FEDERAL-MOGUL IGNITION COMPANY                       Delaware                     34-4203131
          FEDERAL-MOGUL PRODUCTS, INC.                        Missouri                     43-1130207
          FEDERAL-MOGUL AVIATION, INC.                        Delaware                     76-0554121
          (Exact name of registrant as              (State or other jurisdiction        (I.R.S. employer
            specified in its charter)            of incorporation or organization)  identification numbers)


     26555 Northwestern Highway Southfield, Michigan 48034 (248) 354-7700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

  DAVID M. SHERBIN, ESQ. Associate General Counsel FEDERAL-MOGUL CORPORATION
     26555 Northwestern Highway Southfield, Michigan 48034 (248) 354-7700 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                  Copies to:
 PHYLLIS G. KORFF, ESQ. PAUL T. SCHNELL, ESQ. SKADDEN, ARPS, SLATE, MEAGHER &
      FLOM, LLP 919 Third Avenue, New York, New York 10022 (212) 735-3000

                                --------------

   Approximate date of commencement of proposed sale of the securities to the public: At various times after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE
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
                                              Proposed          Proposed
                                Amount        Maximum           Maximum
  Title of Each Class of         to be     Offering Price      Aggregate            Amount of
Securities to be Registered  Registered(1)  Per Unit(2)   Offering Price(3)(4) Registration Fee(7)
--------------------------------------------------------------------------------------------------
 Debt securities of
  Federal-Mogul
  Corporation............
--------------------------------------------------------------------------------------------------
 Preferred stock of
  Federal-Mogul
  Corporation, no par
  value(5)...............
--------------------------------------------------------------------------------------------------
 Common stock of Federal-
  Mogul Corporation, no
  par value(5)...........
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul Dutch Holdings
  Inc.(6)................
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul Global Inc.(6)...
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul U.K. Holdings
  Inc.(6)................
--------------------------------------------------------------------------------------------------
 Guarantee of Carter
  Automotive Company,
  Inc.(6)................
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul Venture
  Corporation(6).........
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul World Wide,
  Inc.(6)................
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul Global
  Properties, Inc.(6)....
--------------------------------------------------------------------------------------------------
 Guarantee of Felt
  Products Mfg. Co.(6)...
--------------------------------------------------------------------------------------------------
 Guarantee of F-M UK
  Holding Limited(6).....
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul Ignition
  Company(6).............
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul Products,
  Inc.(6)................
--------------------------------------------------------------------------------------------------
 Guarantee of Federal-
  Mogul Aviation,
  Inc.(6)................
--------------------------------------------------------------------------------------------------
 Total(8)................       $                            $2,500,000,000         $695,000

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(1) Such indeterminate number or amount of common stock, debt securities and preferred stock as may from time to time be issued at indeterminate prices. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. Guarantees of certain debt securities may be issued by the above-named subsidiaries of Federal-Mogul.

(2) The proposed maximum offering price per unit will be determined at various times by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3) The proposed maximum aggregate offering price has been estimated only for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of the debt securities, preferred stock and common stock registered hereby will not exceed $2,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(4) Exclusive of accrued interest, distributions and dividends, if any.

(5) Also includes such indeterminate number of shares of preferred stock and common stock as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion or exchange into other securities. No separate consideration will be received for the preferred stock or common stock issuable upon conversion of or in exchange for debt securities or preferred stock.

(6) Guarantees of certain debt securities may be issued by the above-named subsidiaries of Federal-Mogul. No separate consideration will be received for the issuance of these guarantees.

(7) The fee for the registration of securities hereunder has been previously paid.

(8) In no event will the aggregate offering price of all securities issued at various times pursuant to this registration statement exceed
    $2,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


               SUBJECT TO COMPLETION, DATED APRIL 22, 1999

PROSPECTUS

                           FEDERAL-MOGUL CORPORATION

                                Debt Securities
                                 Common Stock
                                Preferred Stock

   Federal-Mogul Corporation will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                               ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

   This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

                The date of this prospectus is April  , 1999

   We may not sell these securities or accept any offer to buy these securities until we deliver this prospectus and an accompanying prospectus supplement in final form. We are not using this prospectus and any accompanying prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted. Unless the context otherwise demands, the term "prospectus supplement" as used in this prospectus refers to the prospectus supplement applicable to the offering of the class or series of securities under discussion in the section where the term appears.

                      Where You Can Find More Information

   As required by the Securities Act of 1933, Federal-Mogul filed a registration statement (No. 333-74661) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

   Federal-Mogul files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document Federal-Mogul files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy statements, and other information concerning Federal-Mogul can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   The SEC allows Federal-Mogul to "incorporate by reference" the information it files with the SEC. This permits Federal-Mogul to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. Federal-Mogul incorporates by reference the following documents which have been filed with the SEC:

  (1) Annual Report on Form 10-K for the year ended December 31, 1998;

  (2) Current Reports on Form 8-K filed on April 7, 1998, November 24, 1998, February 25, 1999; and

  (3) Federal-Mogul's proxy statement for the 1999 Annual Shareholders' Meeting, filed on March 24, 1999.

   All documents Federal-Mogul files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus shall be incorporated by reference in this prospectus from their date of filing.

   You may request a copy of these filings, at no cost, by writing or telephoning Federal-Mogul at the following address and telephone number:

   David M. Sherbin, Esq.

   Associate General

   Counsel and Secretary

   Federal-Mogul Corporation
   26555 Northwestern Highway
   Southfield, MI 48034
   (248) 354-7700

   You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. Federal-Mogul has not authorized anyone to provide you with different information. Federal-Mogul is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                           Federal-Mogul Corporation

   Federal-Mogul Corporation is a leading global manufacturer and distributor of a broad range of components for automobiles and light trucks, heavy duty trucks, farm and construction vehicles and industrial products. These components include:

  . powertrain systems components which are primarily bearings, rings and pistons,

  .  sealing system components which include dynamic seals and gaskets, and

  . general products which consist primarily of friction products, sintered products, camshafts and systems protection products.

Federal-Mogul markets its products to many of the world's major original equipment manufacturers. Federal-Mogul also manufactures and supplies its products and related parts to the aftermarket relating to each of these categories of equipment.

   Founded in 1899, Federal-Mogul traditionally focused on the manufacture and distribution of engine bearings and sealing systems. From 1990 through 1996, Federal-Mogul pursued a strategy of opening retail auto stores in various international locations. These geographically-dispersed stores proved burdensome to manage and resulted in substantial operating losses. In the fourth quarter of 1996, Federal-Mogul initiated a change of management, followed by the initiation of a significant restructuring program designed to refocus Federal-Mogul on its core competencies of manufacturing, engineering and distribution. As part of its restructuring, Federal-Mogul closed or sold substantially all of its retail operations. Federal-Mogul also pursues a growth strategy of acquiring complementary manufacturing companies that enhances its product base, allows for expansion of its global manufacturing operations and provides opportunities to capitalize on Federal-Mogul's aftermarket distribution network and technological resources.

Recent Developments

 Acquisitions

   In February 1998, Federal-Mogul acquired Fel-Pro Incorporated and certain affiliated entities, which constitute the operating businesses of the Fel-Pro group of companies, a privately-owned automotive parts manufacturer, for total consideration of approximately $722 million. Fel-Pro is a premier gasket manufacturer for the North American aftermarket and heavy duty original equipment market.

   In connection with its growth strategy, in March 1998 Federal-Mogul acquired T&N plc, a U.K.-based supplier of engine and transmission products, for a total purchase price of approximately $2.4 billion. T&N plc manufactures and supplies high technology engineered automotive components and industrial materials including pistons, friction products, bearings, systems protection, camshafts and sealing products.

   In October 1998, Federal-Mogul acquired Cooper Automotive for an initial purchase price $1.9 billion excluding fees and expenses and excluding a post-closing net asset adjustment to be finalized in the second quarter of 1999. Cooper Automotive, comprised of the Cooper Automotive and the Moog divisions of Cooper Industries, Inc., is a premier provider of leading brand name automotive products to the aftermarket and original equipment market. Cooper Automotive manufactures and distributes brake and friction products, chassis, ignition products and lighting and wiper products under well-known brand names including Champion, Moog, Abex, Wagner and Zanxx. Among Cooper Automotive's largest customers, in alphabetical order, are AutoValue, Carquest, DaimlerChrysler, Ford, Fiat, General Motors and NAPA. Cooper Automotive had revenues in 1997 of $1.9 billion.

   In December 1998, Federal-Mogul acquired Glockler Dichtsysteme Gunter Hemmrich GmbH, a German manufacturer of rubber sealing components and acoustic decoupling for valve covers, intake manifolds and oil pans with annual sales of approximately $40 million.

   In January 1999, Federal-Mogul completed the acquisition of Tri-Way Machine Limited, a privately-owned manufacturer of machines and machining systems for the world's metal cutting industry headquartered in Windsor, Ontario, Canada for approximately $20 million, plus approximately $14 million of assumed debt.

   In January 1999, Federal-Mogul announced an agreement to acquire the piston division of Alcan Deutschland GmbH, a unit of Alcan Aluminum Ltd., with annual sales of approximately $150 million. The transaction is subject to regulatory approval and is expected to close in the second quarter of 1999.

   In January 1999, Federal-Mogul completed its acquisition of two camshaft machining plants from Crane Technologies Group, Inc. to expand the capacity of its automotive product lines. The two plants located in Orland, Indiana and Jackson, Michigan employ approximately 230 people and have annual sales of approximately $36 million.

Other Activities

   In December 1998, Federal-Mogul sold T&N's thin wall and dry bearings (polymer bearings) operations and certain other engine hard part assets to Dana Corporation for a sales price of $430 million. Net proceeds to Federal-Mogul from the disposition of the T&N bearings business of approximately $372.0 million were used to repay bank indebtedness incurred in connection with the acquisition of Cooper Automotive.

   In December 1998, Federal-Mogul completed the sale of 14.1 million shares of its common stock. Net proceeds to Federal-Mogul from the December equity offering of approximately $781.2 million were used to repay bank indebtedness incurred in connection with the acquisition of Cooper Automotive.

   In January 1999, Federal-Mogul issued $1.0 billion of bonds with maturities ranging from seven to ten years, a weighted average yield of 7.53% and a weighted average coupon of 7.45%. Proceeds were used to refinance bank indebtedness. As a result of this transaction, Federal-Mogul recognized an extraordinary charge in the first quarter of 1999 of approximately $8 million, net of tax, related to early extinguishment of debt.

   In February 1999, Federal-Mogul entered into a new $1.75 billion senior credit agreement at variable interest rates which contains a $1.0 billion multicurrency revolving credit facility and two term loan components. The revolving credit facility has a five-year maturity. The term loan components of $400 million and $350 million mature in five and six years, respectively. The proceeds of this senior credit agreement were used to refinance the prior senior credit agreements entered into in connection with the T&N and Cooper Automotive acquisitions as well as the $400 million multicurrency revolving credit facility related to the T&N acquisition.

   In February 1999, all outstanding shares of Federal-Mogul's Series E Stock were exchanged for shares of Federal-Mogul's common stock. Each of the 607,745 remaining shares of the Series E Stock were exchanged for five shares of Federal-Mogul's common stock.

   Federal-Mogul has over 300 locations, across 6 continents, in 24 countries, with approximately 55,000 employees worldwide.

   Federal-Mogul is a Michigan corporation with its principal executive offices located at 26555 Northwestern Highway, Southfield, Michigan 48034. The telephone number of those offices is (248) 354-7700.

          Ratio of Earnings to Fixed Charges and Ratio of Earnings to
             Combined Fixed Charges and Preferred Stock Dividends

   The following table shows Federal-Mogul's (1) ratio of earnings to fixed charges and (2) ratio of earnings to combined fixed charges and preferred stock dividends for each of the five most recent fiscal years.

                                                     Year Ended December 31,
                                                    ----------------------------
                                                    1998 1997 1996   1995   1994
                                                    ---- ---- -----  -----  ----
Ratio of Earnings to Fixed Charges(1).............. 1.8x 3.3x N/A(2) N/A(3) 4.3x
Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends(1).................. 1.8x 2.9x N/A(2) N/A(3) 3.1x

--------

(1) Federal-Mogul guarantees the debt of the Federal-Mogul Employee Stock Ownership Plan; the fixed charges of the ESOP are not included in the above calculations.
(2) Not applicable as 1996 earnings were inadequate to cover fixed charges by $173.0 million.
(3) Not applicable as 1995 earnings were inadequate to cover fixed charges by $53.4 million.

   The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. Earnings consist of income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and the portion of rental expense representative of interest.

                                Use of Proceeds

   Federal-Mogul will use the net proceeds it receives from any offering of these securities:

  . for general corporate purposes, primarily to fund its operating units and subsidiaries,

  .  to refinance debt associated with acquisitions, or

  .  to refinance or extend the maturity of existing debt obligations.

Any specific use of the proceeds will be described in a prospectus supplement.

                        Description of Debt Securities

   The debt securities offered by this prospectus will be unsecured obligations of Federal-Mogul and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been filed as exhibits to the registration statement on Form S-3 (No. 333-74661) of which this prospectus is part.

   The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in a prospectus supplement. Copies of the indentures may be obtained from Federal-Mogul or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, the sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

General

   The debt securities will be unsecured obligations of Federal-Mogul. The indentures do not limit the amount of debt securities which may be issued under the indentures, nor do they limit the incurrence or issuance of other secured or unsecured debt of Federal-Mogul.

   The debt securities issued under the senior indenture will be unsecured and will rank on an equal basis with all other unsecured and unsubordinated obligations of Federal-Mogul. The debt securities issued under the subordinated indenture will be subordinate and junior in right of payment, as more fully described in the subordinated indenture, to all senior indebtedness of Federal-Mogul. See "--Subordination under the Subordinated Indenture."

   The prospectus supplement will describe the following terms, where applicable:

  . the title of the debt securities, including whether the debt securities are senior debt securities or subordinated debt securities and whether the debt securities will be issued under the senior indenture, the subordinated indenture or another indenture;

  .  any limit upon the aggregate principal amount of the debt securities;

  . the dates on which the principal of and premium, if any, on the debt securities is payable or the method of determining those dates;

  . the rate, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method of calculating the rate of interest, the date from which interest will accrue or the method by which that date will be determined, the dates on which interest, if any, will be payable and the corresponding record dates;

  . the place where principal of, premium, if any, and interest, if any, on the debt securities will be payable;

  . the right, if any, of Federal-Mogul to defer payment of interest on debt securities and the maximum length of any deferral period;

  . the periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which, the debt securities may be redeemed or otherwise purchased, in whole or in part, at the option of Federal-Mogul;

  . the obligation, if any, and the limitations, if any, on Federal-Mogul to redeem or purchase the debt securities and the other terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part;

  . the denominations in which the debt securities are authorized to be issued;

  . the currency or currencies, including any currency unit or units, in which principal of, premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities will be denominated and whether Federal-Mogul or the holders of any debt securities may elect to receive payments in respect of the debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable;

  . if other than the principal amount, the portion of the principal amount which will be payable upon declaration of the acceleration of the maturity of the debt securities or the method by which that portion will be determined;

  . the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

  . any addition to, or modification or deletion of, any Event of Default or any covenant of Federal-Mogul specified in the applicable indenture with respect to debt securities;

  . the application, if any, of means of defeasance as may be specified for the debt securities;

  . whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for those global securities;

  . whether the debt securities of the series are convertible or exchangeable into common stock or preferred stock, and, if so, the class or series of capital stock of Federal-Mogul into which the debt securities are convertible and the terms and conditions upon which the conversion may be effected; and

  .  any other special terms pertaining to the debt securities.

   Unless otherwise specified in the prospectus supplement, the debt securities will not be listed on any securities exchange (Section 3.1).

   Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully-registered form without coupons. Where any series of debt securities are issued in bearer form, the special restrictions and considerations, including special offering restrictions and any applicable United States Federal income tax considerations will be described in the prospectus supplement. Bearer debt securities will be transferable by delivery (Section 3.5).

   Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any United States Federal income tax consequences and special considerations applicable to debt securities issued at a discount, or to debt securities issued at par that are treated as having been issued at a discount, will be described in the prospectus supplement.

   If the purchase price or any payment of principal, premium or interest of any series of debt securities is payable or denominated in one or more foreign currencies or by reference to commodity prices, equity indices or other factors, specific terms concerning the tax effects, transfer restrictions and other information relating to the series of debt securities and the foreign currency will be set forth in the prospectus supplement.

   In general, holders of these debt securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium payment date or, a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest, if any, otherwise payable on those dates, depending on the value on those dates of the applicable currency, commodity, equity index or other factor.

Guarantees

   Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, which may be granted by one or more of the following direct and indirect subsidiaries of Federal-Mogul (collectively, the "Subsidiary Guarantors"):

  .  Carter Automotive Company

  .  Federal-Mogul Global Properties, Inc.

  .  Federal Mogul Venture Corporation

  .  Federal-Mogul World Wide, Inc.

  .  Federal-Mogul Dutch Holdings Inc.

  .  Federal-Mogul Global Inc.

  .  Federal-Mogul U.K. Holding Inc.

  .  F-M UK Holding Limited

  .  Felt Products Mfg. Co.

  .  Federal-Mogul Ignition Company

  .  Federal Mogul Products, Inc.

  .  Federal Mogul Aviation, Inc.

   Federal-Mogul believes that filing of separate periodic reports with respect to the Subsidiary Guarantors would not provide material information necessary to an investment decision by holders of debt securities.

   Federal-Mogul will provide condensed consolidating financial information in respect to the Subsidiary Guarantors in sufficient detail to allow investors to determine the nature of the assets held by, and the operations and cash flows of, the Subsidiary Guarantors and to continue to follow the guidance in Rule 10-01 of Regulation S-X related to the form and content for the condensed financial statements. Federal-Mogul will also provide consolidated annual audited financial statements for Federal-Mogul Ignition Company and subsidiaries, Federal-Mogul Products, Inc. and subsidiaries and Federal-Mogul Aviation, Inc. so long as the stock thereof continues to secure certain of Federal-Mogul's debt agreements. These financial statements will provide the significant financial information as to the creditworthiness of Federal-Mogul and the Subsidiary Guarantors.

Payment, Registration, Transfer and Exchange

   Unless otherwise provided in the prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency of Federal-Mogul maintained for that purpose as Federal-Mogul may designate from time to time, except that, at the option of Federal-Mogul, interest payments, if any, on debt securities in registered form may be made:

  . by check mailed to the registered holder at the close of business on the record date for the payment or

  . by wire transfer to an account maintained by the registered holder (Sections 3.7(a) and 9.2).

   Payment on the debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States as Federal-Mogul may appoint from time to time. The paying agents outside the United States initially appointed by Federal-Mogul for a series of debt securities will be named in the prospectus supplement. Federal-Mogul may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if a series of debt securities is issuable as registered securities, Federal-Mogul will be required to maintain at least one paying agent in each Place of Payment for that series and, if a series of debt securities are issuable as bearer securities, Federal-Mogul will be required to maintain a paying agent in a place of payment outside the United States where the series of debt securities may be presented and surrendered for payment (Section 9.2).

   Unless otherwise provided in the prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency of Federal-Mogul maintained for that purpose as designated by Federal-Mogul from time to time (Sections 3.5 and 9.2). Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the registration of transfer (Section 3.5).

  Global Debt Securities

   Unless otherwise specified in the prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for the depositary identified in the applicable prospectus supplement. In such a case, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the registered global security or securities (Section 3.3). Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a registered global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by any of these parties to a successor entity and except in the circumstances described in the prospectus supplement (Section 3.5).

   The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, Federal-Mogul expects that the following provisions will apply to its depositary arrangements.

   Ownership of beneficial interests in a registered global security will be limited to "participants" or persons that may hold interests through participants. The term "participants" means institutions that have established accounts with the depositary or its nominee. Upon the issuance of any registered global security, and the deposit of the registered global security with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the registered global security to the accounts of participants. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by Federal-Mogul, if the debt securities are offered and sold directly by Federal-Mogul. Ownership of beneficial interests by participants in the registered global security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the depositary or by its nominee. Ownership of beneficial interests in a registered global security by persons that hold debt securities through participants will be shown on, and the transfer of their beneficial interests within their respective participants will be effected only through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These laws may impair the ability to transfer beneficial interests in a registered global security.

   So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that registered global security for all purposes under the applicable indenture. Unless otherwise specified in the prospectus supplement and except as specified below, owners of beneficial interests in a registered global security will not be entitled to have debt securities of the series represented by the registered global security registered in their own names, will not receive or be entitled to receive physical delivery of the debt securities of such series in certificated form and will not be considered the holders of the debt securities for any purposes under the relevant indenture (Section 3.8). Accordingly, participants owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, persons who are not participants must rely on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the relevant indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. Federal-Mogul understands that, under existing industry practices, if Federal-Mogul requests any action of holders or if any owner of a beneficial interest in a registered global security desires to give any notice or take any action which a holder is entitled to give or take under the relevant indenture, the depositary would authorize the participants to give the notice or take the action, and the participants would authorize beneficial owners owning through participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

   Unless otherwise specified in the prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to that depositary or nominee, as the case may be, as the registered owner of the registered global security (Section 3.8).

   Federal-Mogul expects that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the records of the depositary. Federal-Mogul also expects that payments by participants to owners of beneficial interests in a registered global security held through those participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of Federal-Mogul, the respective trustees or any agent of Federal-Mogul or the respective trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a registered global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests of a registered global security (Section 3.8).

   Unless otherwise specified in the prospectus supplement, if the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as a depositary or ceases to be a clearing agency registered under the Exchange Act and any other applicable statute or regulation and a duly registered successor depositary is not appointed by Federal-Mogul within 90 days, Federal-Mogul will issue debt securities in definitive certificated form in exchange for the registered global security held by that depositary. In addition, Federal-Mogul may at any time in its sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of that particular series in definitive certificated form in exchange for all of the registered global securities representing those debt securities (Section 3.5).

   The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or with the depositary's nominee, identified in the prospectus supplement. Any bearer global security may be issued in temporary or permanent form (Section 3.4). The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the prospectus supplement.

Consolidation, Merger or Sale by Federal-Mogul

   Federal-Mogul shall not consolidate with or merge into any other corporation or transfer or lease all or substantially all of its assets to another entity, unless:

  . the entity formed by the consolidation or into which Federal-Mogul is merged or the corporation which acquires its assets is organized in the United States;

  . the entity formed by the consolidation or into which Federal-Mogul is merged or which acquires Federal-Mogul's assets expressly assumes by a supplemental indenture all of the obligations of Federal-Mogul under the indentures;

  . immediately after giving effect to the transaction, no "Default" or "Event of Default" exists as these terms are used in the respective indentures; and

  . if, as a result of any merger, consolidation sale or similar transaction, the properties or assets of Federal-Mogul would become subject to an encumbrance which would not be permitted by the terms of any series of debt securities, Federal-Mogul or the successor corporation, takes all steps necessary to secure the debt securities equally and ratably with all indebtedness secured by those properties or assets.

   Upon consolidation, merger or sale, the successor corporation formed by the consolidation, or into which Federal-Mogul is merged or to which the sale is made, shall succeed to, and be substituted for Federal-Mogul under each indenture and the obligations of Federal-Mogul under the indentures shall terminate (Section 7.1).

Events of Default, Notice and Holder's Rights on Default

   Each indenture provides that, if an event of default occurs with respect to the debt securities of any series and is continuing, the trustee for that series or the holders of at least 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to Federal-Mogul and to the trustee, may declare the principal of or, in the case of debt securities that provide that upon acceleration of the maturity date, less than the stated principal amount will be due and payable, the portion of the original principal amount specified in the prospectus supplement and accrued interest, if any, on all the debt securities of that series to be due and payable. However, with respect to any debt securities issued under the subordinated indenture, the payment of principal, premium, if any, and interest, if any, shall continue to be subject to the subordination provisions contained in the subordinated indenture (Section 5.2).

   Unless otherwise specified in the prospectus supplement, Events of Default on any series of debt securities are defined in each indenture as being:

  . failure to make interest, coupon or other required payments for 30 days from the due date;

  .  failure to pay principal, or premium, if any, when due;


  . failure to perform other covenants in the relevant indenture for 60 days after notice;

  . regarding the senior indenture, default regarding any other indebtedness for borrowed money in aggregate principal amount of at least $25 million, which default constitutes a failure to pay principal when due or results in the acceleration of the maturity of this indebtedness, and this indebtedness is not repaid, or the acceleration is not rescinded or annulled, within 30 days after the receipt of notice, and

  . specific events of insolvency, bankruptcy, or reorganization whether voluntary or not (Section 5.1).

   The definition of "Event of Default" in each indenture specifically excludes a default under a secured debt under which the lender has recourse, exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement, etc., only to the collateral pledged for repayment, and where the fair market value of that collateral does not exceed two percent of Total Assets (as defined in the indentures) at the time of the default. Events of Default with respect to a specified series of debt securities may be added to the respective indentures and, if so added, will be described in the prospectus supplement. (Sections 3.1 and 5.1(7)).

   If a responsible officer of the trustee has knowledge of a default the trustee shall, within 90 days after the occurrence of the known default, give to the holders of the debt securities notice of all defaults known to it unless a Default has been cured or waived; provided, that except in the case of a Default in payment on a particular series of debt securities, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its responsible officers in good faith determines that withholding notice is in the interests of the holders of the debt securities of that series (Section 6.6). "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default (as described above).

   The holders of a majority in aggregate principal amount of each series of debt securities affected, with each series voting as a class, may, subject to limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on that trustee (Section 5.8).

   Each indenture includes a covenant that Federal-Mogul will file annually with the trustee a certificate as to Federal-Mogul's compliance with all conditions and covenants of each indenture (Section 9.6).

   The holders of a majority in aggregate principal amount of any series of outstanding debt securities, by notice to the trustee may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security of the series, or except in respect of an event of default resulting from the breach of a covenant or provision of either indenture which, according to the applicable indenture, cannot be amended or modified without the consent of the holders of each outstanding debt security of the affected series (Section 5.7).

Option to Defer Interest Payments

   If specified in the prospectus supplement, Federal-Mogul shall have the right at any time and from time to time to defer the payment of interest for a number of consecutive interest payment periods (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in that prospectus supplement, provided that the Extension Period does not extend beyond the stated maturity of the debt securities. Material United States Federal income tax consequences and special considerations applicable to the debt securities will be described in the prospectus supplement.

   Unless otherwise specified in the prospectus supplement, at the end of the Extension Period, Federal-Mogul shall pay all interest then accrued and unpaid together with interest on the debt securities compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law; provided, that during any Extension Period,

  . Federal-Mogul shall not declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment regarding, any of its capital stock other than:

    - purchases or acquisitions of capital stock of Federal-Mogul in connection with the satisfaction by Federal-Mogul of its obligations under any employee or agent benefit plans or the satisfaction by Federal-Mogul of its obligations pursuant to any contract or security outstanding on the date of any event requiring Federal-Mogul to purchase capital stock of Federal-Mogul,

    - as a result of a reclassification of Federal-Mogul's capital stock or the exchange or conversion of one class or series of Federal-Mogul's capital stock for another class or series of Federal-Mogul's capital stock,

    - the purchase of fractional interests in shares of Federal-Mogul's capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being conversed or exchanged,

    - dividends or distributions in capital stock of Federal-Mogul, rights to acquire capital stock or repurchases or redemptions of capital stock only from the issuance or exchange of capital stock, or

    - redemptions or repurchases of any rights outstanding under a shareholder rights plan,

  . Federal-Mogul shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Federal-Mogul that rank junior to the debt securities, and

  . Federal-Mogul shall not make any guarantee payments regarding the foregoing.

   Before the end of any Extension Period, Federal-Mogul may further defer payments of interest by extending the interest payment period; provided, however, that, the Extension Period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the end of any Extension Period and the payment of all amounts then due, Federal-Mogul may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but Federal-Mogul may prepay at any time all or any portion of the interest accrued during an Extension Period. Federal-Mogul has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the debt securities.

   Federal-Mogul shall give the holders of the debt securities notice of its selection of the Extension Period ten business days before the earlier of:

  .  the next interest payment date or

  . the date upon which Federal-Mogul is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the debt securities of the record or payment date of the next interest payment.

Modification of the Indentures

   Unless otherwise specified in the prospectus supplement, each indenture contains provisions permitting Federal-Mogul and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities to:

  . evidence the succession of another corporation to Federal-Mogul and the assumption of the covenants and obligations of Federal-Mogul by a successor to Federal-Mogul;

  . add to the covenants of Federal-Mogul or to surrender any right or power of Federal-Mogul;

  . add additional Events of Default regarding any series of debt securities;

  . add or change any provisions to the extent necessary to facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in global form;

  . add, change or eliminate any provision affecting only debt securities not yet issued;

  .  secure the debt securities;

  .  establish the form or terms of debt securities;

  .  evidence and provide for successor trustees;

  . if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

  . correct any defect or supplement any inconsistent provisions or to make any other provisions regarding matters or questions arising under the indenture, provided that the action does not adversely affect the interests of the holders of any series of debt securities; or

  .  cure any ambiguity or correct any mistake.

   The subordinated indenture also permits Federal-Mogul and the trustee to enter into supplemental indentures to modify the subordination provisions contained in the subordinated debenture, except in a manner adverse to any outstanding debt securities (Section 8.1).

   Unless otherwise specified in the prospectus supplement, Federal-Mogul and the trustee are permitted, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by a supplemental indenture, with the debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of those particular series of debt securities, except that, without the consent of the holder of each debt security so affected, no supplemental indenture may:

  . change the time for payment of principal or premium, if any, or interest, if any, on any debt security;

  . reduce the principal of, or the rate of interest, or premium, if any, on any debt security, or change the manner in which the amount of any of the foregoing is determined;

  . reduce the amount of premium, if any, payable upon the redemption of any debt security;

  . reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security or Indexed Security;

  . impair the right to institute suit for the enforcement of any payment on or regarding any debt security;

  . reduce the percentage in principal amount of the outstanding debt securities affected thereby, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with provisions of the indenture or for waiver of defaults;

  . change the obligation of Federal-Mogul to maintain an office or agency in the places and for the purposes specified in the indenture;

  . modify the provisions relating to the subordination of any series of debt securities outstanding in a manner adverse to the holders of these debt securities; or

  . modify the provisions relating to waiver of defaults or any of the foregoing provisions (Section 8.2).

Subordination under the Subordinated Indenture

   The subordinated indenture provides that any subordinated debt securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the subordinated indenture (Section
12.1 of the subordinated indenture). The subordinated indenture defines the term "Senior Indebtedness" as:

  . all indebtedness of Federal-Mogul, whether outstanding on the date of the subordinated indenture or thereafter created, incurred or assumed, that is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  . any indebtedness of others of the kinds described in the preceding clause for the payment of which Federal-Mogul is responsible or liable as guarantor or otherwise; and

  . amendments, renewals, extensions and refundings of any indebtedness. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

Senior Indebtedness does not include:

  .  any indebtedness of Federal-Mogul to any of its subsidiaries,

  . indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, and

  . any indebtedness which by its terms is expressly made on an equal basis with or subordinated to the subordinated debt securities (Section 12.2 of the subordinated indenture).

   If:

  . Federal-Mogul defaults in the payment of any principal, or premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise, or

  . an event of default occurs regarding any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of the event of default requesting that payments on subordinated debt securities cease is given to Federal-Mogul by the holders of Senior Indebtedness, then unless and until the default in payment or event of default is cured or waived or ceases to exist, no direct or indirect payment in cash, property or securities, by set-off or otherwise shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities (Section 12.4 of the subordinated indenture).

   In the event of:

  . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Federal-Mogul, its creditors or its property,

  . any proceeding for the liquidation, dissolution or other winding-up of Federal-Mogul, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

  .  any assignment by Federal-Mogul for the benefit of creditors, or

  .  any other marshalling of the assets of Federal-Mogul,

all Senior Indebtedness including, interest accruing after the commencement of any proceeding, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Federal-Mogul on account of subordinated debt securities.

   Any payment or distribution, whether in cash, securities or other property, other than securities of Federal-Mogul or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the subordinated indenture regarding the indebtedness evidenced by subordinated debt securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any plan of reorganization or readjustment, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of subordinated debt securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Federal-Mogul being subordinated to the payment of subordinated debt securities, shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among the holders until all Senior Indebtedness shall have been paid in full (Section 12.3 of the subordinated indenture). No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on the part of Federal-Mogul. (Section 12.9 of the subordinated indenture).

   Senior Indebtedness will not be considered to have been paid in full unless the Senior Indebtedness holders have received cash, securities or other property equal to the amount of the outstanding Senior Indebtedness. After all Senior Indebtedness has been paid in full and until the subordinated debt securities are paid in full, the holders of subordinated debt securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive distributions applicable to the Senior Indebtedness (Section 12.7 of the subordinated indenture).

   The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed before issuance. Any change would be described in the prospectus supplement relating to the subordinated debt securities.

Defeasance and Covenant Defeasance

   If indicated in the prospectus supplement, Federal-Mogul may elect either:

  (a) to defease and be discharged from any and all obligations regarding the debt securities of or within any series, except as otherwise provided in the relevant indenture ("defeasance"), or

  (b) to be released from its obligations regarding covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant trustee (or other qualifying trustee), in trust for that purpose, of money and/or Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on the debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund payment or analogous payments thereon.

   As a condition to defeasance or covenant defeasance, Federal-Mogul must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. The opinion of counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant indenture (Article 4). If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which the series of debt securities are payable (Section 3.1).

   In addition, regarding the subordinated indenture, to be discharged, no event or condition shall exist that, pursuant to provisions described under "--Subordination under the Subordinated Indenture" above, would prevent Federal-Mogul from making payments of principal of, and premium, if any, and interest, if any, on subordinated debt securities at the date of the irrevocable deposit referred to above (Section 4.6(i) of the subordinated indenture).

   Federal-Mogul may exercise its defeasance option regarding the debt securities regardless of its prior exercise of its covenant defeasance option. If Federal-Mogul exercises its defeasance option, payment of the debt securities may not be accelerated because of an Event of Default (Section 4.4). If Federal-Mogul exercises its covenant defeasance option, payment of the debt securities may not be accelerated by reason of a Default or an Event of Default regarding the covenants to which covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

The Trustees

   Unless otherwise specified in the prospectus supplement, The Bank of New York will be the trustee under the senior indenture and under the subordinated indenture. Federal-Mogul may also maintain banking and other commercial relationships with each of the trustees and their affiliates in the ordinary course of business.

                Description of Common Stock and Preferred Stock

   In general, the classes of authorized capital stock are afforded preferences regarding dividends and liquidation rights in the order listed below. The board of directors of Federal-Mogul is empowered, without approval of the shareholders, to cause the preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it, including, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock or of the entire class of preferred stock if none of the shares have been issued. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the restated articles of incorporation.

   The prospectus supplement relating to an offering of common or preferred stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

Preferred Stock

   The prospectus supplement will describe the following terms of any preferred stock, to the extent applicable:

  . the specific designation, number of shares, seniority and purchase price;

  .  any liquidation preference per share;

  .  any date of maturity;

  .  any redemption, repayment or sinking fund provisions;

  . any dividend rate or rates, which may be fixed or variable, dates on which any dividends will be payable and the dates from which dividends shall accrue or the method by which the rates or dates will be determined;

  .  any voting rights;

  . if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments may be payable;

  . the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to the calculation;

  . whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, which may include other preferred stock, debt securities, common stock or other securities or rights of Federal-Mogul including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices or a combination of the foregoing, and the terms and conditions upon which the conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

  . the place or places where dividends and other payments on the preferred stock will be payable; and

  . any additional dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

   All shares of preferred stock offered hereby, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Common Stock

   Common shareholders will receive dividends as may be declared at various times by the board of directors out of funds legally available for that purpose. Common shareholders are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Common shareholders will receive, upon any liquidation of Federal-Mogul, all remaining assets available for distribution to shareholders after satisfaction of Federal-Mogul's liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. All shares of common stock offered hereby, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable. The common stock is listed on the NYSE. Common shareholders have no preemptive, conversion or redemption rights. The registrar and transfer agent for the common stock is The Bank of New York.

Key Provisions

   The restated articles of incorporation and bylaws of Federal-Mogul and the rights agreement contain provisions, summarized below, that could have the effect of delaying, deterring or preventing a change of control of Federal-Mogul. Because this is a summary, it does not contain all the information that may be important to you. You should read the provisions of the restated articles of incorporation and bylaws and the rights agreement carefully.

 Federal-Mogul's Restated Articles of Incorporation

   Federal-Mogul's restated articles of incorporation provide that the approval of a business combination (as defined later in this document) requires, in addition to any other vote that may be required, the affirmative vote of at least a majority of the outstanding shares of preferred stock entitled to vote thereon and common stock, voting as a single class. In addition, where the restated articles of incorporation require the approval of the preferred shareholders or one or more series thereof considered as a separate class, the business combination also requires the affirmative vote of at least a majority of the outstanding shares of the preferred stock of the series thereof considered as a separate class that are not owned by an Interested Shareholder (as defined later in this document). Where applicable law requires that a transaction be approved by any class or series of Federal-Mogul's capital stock or any combination thereof considered as a single class, the transaction also requires the affirmative vote of at least a majority of the shares of each class or series or combination considered as a single class that are not owned by the Interested Shareholder.

   The voting requirements set forth in the previous paragraph shall not apply to any business combination if:

  . Federal-Mogul's board of directors includes at least one member who was a duly elected and acting member of the board of directors before the time the Interested Shareholder involved became an Interested Shareholder and the business combination has been approved by a majority of these disinterested directors and by a majority of the entire board of directors,

  . the aggregate amount of the cash and the fair market value of consideration other than cash to be received per share by holders of common stock in the business combination shall be at least equal to the Specified Price (as defined later in this document), or

  . the business combination has been unanimously approved by the board of directors and the board has, in the faithful exercise of its fiduciary duties to the holders of common stock, unanimously and expressly determined that the aggregate amount of the cash and the fair market value of the consideration other than cash to be received per share by holders of common stock in the business combination, although less than the Specified Price, is nonetheless fair to all holders of common stock.

   As used above:

   "business combination" means

  . any merger or consolidation of Federal-Mogul and any subsidiary with or into any Interested Shareholder or any corporation which after the merger or consolidation would be an affiliate of an Interested Shareholder,

  . any sale lease exchange, mortgage, pledge, transfer or other disposition to any Interested Shareholder or its affiliate of assets of Federal-Mogul or any subsidiary having a fair market value of $1 million or more except in the ordinary course of business and on an arm's-length basis,

  . the issuance or transfer by Federal-Mogul or any subsidiary, in one transaction or a series of related transactions, of any securities of Federal-Mogul or a subsidiary to any Interested Shareholder or its affiliate for cash, securities or property having a fair market value of $1 million or more,

  . the adoption of any plan or proposal for the liquidation or dissolution of Federal-Mogul as a result of which any Interested Shareholder or its affiliate would receive any assets of Federal-Mogul other than cash, or

  . any reclassification of securities including any reverse stock split or recapitalization of Federal-Mogul or merger or consolidation of Federal-Mogul with any subsidiary or any similar transaction, whether or not with an Interested Shareholder, which has the effect, directly or indirectly, of increasing the proportion of outstanding shares of any equity security of Federal-Mogul or a subsidiary directly owned by an Interested Shareholder or its affiliate.

   "Interested Shareholder" means a person who on the record date for determining the shareholders entitled to vote on a business combination is:

  . the beneficial owner of 10% or more of the outstanding shares of common stock,

  . an affiliate of Federal-Mogul and within two years before the record date beneficially owned 10% or more of the then outstanding shares of common stock, or

  . an assignee or other successor to any shares of capital stock of Federal-Mogul which were within two years prior thereto beneficially owned by an Interested Shareholder and the assignment or succession shall have occurred in one or more transactions not involving a public offering.

   "Specified Price" means the highest of:

  . the highest per share price paid or agreed to be paid by the Interested Shareholder to acquire beneficial ownership of any shares of common stock within the two-year period before the consummation of the business combination;

  . the per share book value of the common stock at the end of the fiscal month immediately preceding the consummation of the business combination; and

  .  if the common stock of the Interested Shareholder is publicly traded,

    - the price per share equal to the earnings per share of common stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on the business combination, or

    - if votes are not solicited on the business combination, immediately preceding the consummation of the business combination, multiplied by the ratio, if any, of the highest published sale price of the Interested Shareholder's common stock during its four fiscal quarters immediately preceding the date, to the earnings per share of common stock of the Interested Shareholder for the four fiscal quarters.

 Federal-Mogul's Bylaws

   Federal-Mogul's bylaws contain provisions that govern nominations of directors by shareholders and presentation of business by shareholders for consideration at the annual meeting of shareholders. Generally, a shareholder must give notice of any nomination or business within 75 to 100 days before the meeting, giving specified information as to the shareholder and as to the person nominated and the business proposed to be brought before the meeting.

Preferred Share Purchase Rights

   On February 24, 1999, Federal-Mogul's board of directors authorized the distribution of one preferred share purchase right for each outstanding share of common stock. This rights plan becomes effective on April 30,1999, the expiration date for the current rights plan.

   When distributed, the rights will trade together with the common stock. The rights may be exercised or traded separately only after the earlier to occur of:

  . 10 days following a public announcement that a person or group of persons has obtained the rights to acquire 10% or more of the outstanding common stock (20% in the case of some institutional investors), or

  . 10 business days, or a later date as may be determined by action of the board of directors, following the commencement or announcement of an intent to make a tender offer or exchange offer which would result in beneficial ownership by a person or group of persons of 10% or more of the outstanding common stock.

   If a person or group of persons acquires 10% or more of the common stock, each right, other than those held by the acquirer, will entitle its holder to purchase, at an exercise price of $250, a unit consisting of one one-thousandth of a share of series F junior participating preferred stock which is convertible into shares of common stock having a market value of twice the right's exercise price. Additionally, if Federal-Mogul is acquired in a merger or other business combination, each right, other than those held by the surviving or acquiring company, will entitle its holder to purchase, at the right's exercise price, shares of the acquiring company's stock, or shares or fractions of shares of series F junior participating preferred stock which are convertible into shares of common stock of Federal-Mogul if it is the surviving corporation, having a market value of twice the right's exercise price.

   Rights may be redeemed at the option of the board of directors for $0.01 per right at any time until ten days following the date that any person or group of persons acquires 10% or more of Federal-Mogul's common stock. The board may amend the rights at any time without shareholder approval. The rights will expire by their terms on April 30, 2009.

   The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Federal-Mogul in a manner that causes the rights to become exercisable. Federal-Mogul believes, however, that the rights would neither affect any prospective offeror willing to negotiate with the board of directors of Federal-Mogul nor interfere with any merger or other business combination approved by the board of directors.

                             Plan of Distribution

   Federal-Mogul may sell any of the securities being offered by this prospectus in any one or more of the following ways at various times:

  .  through agents;

  .  to or through underwriters;

  .  through dealers; or

  .  directly to purchasers.

   The prospectus supplement regarding the securities will provide details on the terms of the offering of the securities, including:

  .  the name or names of any underwriters, dealers or agents;

  . the purchase price of the securities and the proceeds to Federal-Mogul from the sale;

  . any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

  . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed at various times.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

   Offers to purchase securities may be solicited by agents designated by Federal-Mogul at various times. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by Federal-Mogul to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment. The agent may be found to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

   If securities are sold by means of an underwritten offering, Federal-Mogul will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for the sale is reached. The agreement will contain:

  .  the names of the specific managing underwriter or underwriters and

  .  any other underwriters.

The terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be detailed in the prospectus supplement which will be used by the underwriters to make resales of the securities.

   If Federal-Mogul uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities at various times in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

   If a dealer is used, Federal-Mogul will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer of the offered securities may be found to be an underwriter, as the term is defined in the Securities Act. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

   Offers to purchase securities may be solicited directly by Federal-Mogul and the sale thereof may be made by Federal-Mogul directly to institutional investors or others, who may be found to be underwriters within the meaning of the Securities Act regarding any resale thereof. The terms of any sales will be described in the prospectus supplement relating thereto.

   Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Federal-Mogul against some liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Federal-Mogul and its subsidiaries in the ordinary course of business.

   Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Federal-Mogul. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the prospectus supplement. Remarketing firms may be found to be underwriters, as the term is defined in the Securities Act, in connection with the remarketed securities. Remarketing firms may be entitled under agreements which may be entered into with Federal-Mogul to indemnification or contribution by Federal-Mogul against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Federal-Mogul and its subsidiaries in the ordinary course of business.

   If so indicated in the prospectus supplement, Federal-Mogul may authorize agents, underwriters or dealers to solicit offers by specific types of institutions to purchase securities from Federal-Mogul at the public offering prices set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by Federal-Mogul.

                                 Legal Matters

   Unless otherwise indicated in the prospectus supplement, the validity of securities being offered hereby will be passed upon for Federal-Mogul by David
M. Sherbin, Esq., Associate General Counsel and Secretary of Federal-Mogul. Mr. Sherbin owns and holds options to purchase approximately 3,100 shares of common stock of Federal-Mogul.

                                    Experts

   The consolidated financial statements and schedule of Federal-Mogul for each of the three years in the period ended December 31, 1998 and the consolidated financial statements of Federal-Mogul Ignition Company (and the Cooper Automotive division of Cooper Industries, Inc., its predecessor) and Federal-Mogul Products, Inc. (and the Moog Automotive division of Cooper Industries, Inc., its predecessor) and the financial statements of Federal-Mogul Aviation, Inc. (and Champion Aviation, Inc., a subsidiary of Cooper Industries, Inc., its predecessor), all of which are incorporated by reference in this document to Federal-Mogul's Form 10-K for 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports and incorporated in this document by reference to Federal-Mogul's Annual Report on Form 10-K for 1998.

   The consolidated financial statements of T&N for the three years in the period ended December 31, 1997 incorporated by reference in this document have been audited by KPMG Audit Plc, independent auditors, as set forth in their reports and incorporated in this document by reference. The consolidated financial statements audited by KPMG Audit Plc are incorporated in this document by reference in reliance on their report given on their authority as experts in accounting and auditing.

   The financial statements of Fel-Pro as of December 28, 1997 and December 29, 1996 for the three years in the period ended December 28, 1997 incorporated by reference in this document have been audited by Ernst &

Young LLP, independent auditors, as set forth in their reports and incorporated by reference in this document. The financial statements audited by Ernst & Young LLP are incorporated in this document by reference in reliance on the report given upon the authority of the firm as experts in accounting and auditing.

   The financial statements of the automotive divisions of Cooper Industries, Inc. for the combined financial position as of December 31, 1996 and 1997 and combined results of operations and cash flows for each of the three years in the period ended December 31, 1997 incorporated by reference in this document have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports and incorporated by reference in this document. The financial statements audited by Ernst & Young LLP are incorporated in this document by reference in reliance on such report given upon the authority of the firm as experts in accounting and auditing.

                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by Federal-Mogul are as follows:

Filing fee of Securities and Exchange Commission relating to registration statement............................................. $  695,000

Printing and engraving expenses.....................................    125,000

Transfer agent and trustee fees and expenses........................     20,000

Fees and expenses of counsel for Federal-Mogul......................    150,000

Miscellaneous.......................................................     10,000
                                                                     ----------

Total............................................................... $1,000,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers of Federal-Mogul

   Sections 561 through 571 of the Michigan Business Corporation Act (the "Act"), and Article XI of Federal-Mogul's bylaws relate to the indemnification of Federal-Mogul's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties.

   The Act permits indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Federal-Mogul or its shareholders (and, regarding a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of Federal-Mogul) arising by reason of the fact that such person is or was a director or officer of Federal-Mogul (or with some other entity at Federal-Mogul's request) and
(ii) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by or in the right of Federal-Mogul, unless the director or officer is found liable to Federal-Mogul and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification.

   The Act requires indemnification for expenses to the extent that a director or officer is successful on the merits in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination by (a) a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, (b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board and consisting only of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding,
(c) by independent legal counsel, (d) by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, or
(e) by the shareholders (but shares held by directors or officers who are parties or are threatened to be made parties may not be voted). In some specific circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of a written affirmation by the director or officer of their good-faith belief that they have met the applicable standard of conduct set forth in Sections 561 and 562 of the Act, receipt of a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification and a determination that the facts then known to those making the advance would not preclude indemnification.

   Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under Federal-Mogul's Articles of Incorporation, bylaws, or a contractual agreement. The Act permits Federal-Mogul to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Federal-Mogul whether or not such liabilities would be within the foregoing indemnification provisions.

                                    Bylaws

   Under Federal-Mogul's bylaws, Federal-Mogul is required to indemnify any person who was or is a party or is threatened to be made a party to or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of Federal-Mogul, a "derivative action") by reason of the fact that such person is, was or agreed to become a director or officer of Federal-Mogul, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person was successful in defending such action, suit or proceeding, or otherwise if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Federal-Mogul or its shareholders, and, regarding any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except the indemnification extends only to expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action and, where the person is found to be liable to Federal-Mogul, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnification for the expenses which the court considers proper.

   Federal-Mogul's bylaws provide that Federal-Mogul shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that if required by the Act, the person furnishes Federal-Mogul with an undertaking to reimburse Federal-Mogul if it is ultimately determined that such person is not entitled to indemnification. Federal-Mogul shall provide indemnification to any person who is or was serving at the request of Federal-Mogul as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. In addition, Federal-Mogul may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Federal-Mogul (or is serving or was serving at the request of Federal-Mogul in a position and at an entity listed in the preceding sentence) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Federal-Mogul would have the power to indemnify the person against such liability under the provisions of Federal-Mogul's bylaws.


          Indemnification of Directors and Officers of the Guarantors

   Federal-Mogul's bylaw provisions described above provide for indemnification for persons serving at the request of Federal-Mogul as director or officer of, or in other specified capacities in respect of, Guarantors. In addition, the following indemnification provisions are applicable.

 Michigan

   Federal-Mogul World Wide, Inc. and Federal-Mogul Global Properties, Inc. are organized under the laws of the State of Michigan. The indemnification provisions of the Michigan Business Corporation Act described in "Indemnification of directors and officers of Federal-Mogul" above also relate to the directors and officers of Federal-Mogul World Wide, Inc. and Federal-Mogul Global Properties, Inc.

 Delaware

   Federal-Mogul Dutch Holdings, Inc., Federal-Mogul Global Inc., Federal-Mogul U.K. Holdings Inc., Carter Automotive Company, Federal-Mogul Ignition Company, Federal-Mogul Aviation, Inc., and Felt Products Mfg. Co. are organized under the laws of the State of Delaware. Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other Court shall deem proper. Also the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense or any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   Under Section 1 of Article IX of Felt Products Mfg. Co.'s bylaws, Felt Products Mfg. Co. is required to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended at various times, to indemnify all officers and directors of the corporation. The indemnification authorized by the bylaws will not be found exclusive of any other rights to which those seeking indemnification may be entitled under or through any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the official capacity of those seeking indemnification and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons.

 Nevada

   Federal Mogul Venture Corporation is organized under the laws of the State of Nevada. Pursuant to the Nevada General Corporation Laws a director or officer of Federal Mogul Venture Corporation shall not be personally liable to Federal Mogul Venture Corporation or its stockholders for damages for any breach of fiduciary duty as a director or officer, except for liability for
(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Revised Statutes 78.300. In addition and under specific circumstances, Nevada Revised Statutes 78.751 and Federal Mogul Venture Corporation's bylaws, provide for the indemnification of Federal Mogul Venture Corporation's officers, directors, employees, and agents against liabilities which they may incur in such capacities.

   In addition, under Article XI of Federal Mogul Venture Corporation's bylaws, Federal Mogul Venture Corporation is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of Federal Mogul Venture Corporation, a "derivative action") by reason of the fact that such person is or was a director or officer of Federal Mogul Venture Corporation, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person was successful in defending such action, suit or proceeding, or otherwise if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Federal Mogul Venture Corporation or its shareholders, and, regarding any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except the indemnification extends only to expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action and, where the person is found to be liable to Federal Mogul Venture Corporation, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnification for the expenses which the court considers proper.

   Federal Mogul Venture Corporation's bylaws provide that Federal Mogul Venture Corporation shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that the person furnishes Federal Mogul Venture Corporation with an undertaking to reimburse Federal Mogul Venture Corporation if it is ultimately determined that such person is not entitled to indemnification. Federal Mogul Venture Corporation shall provide indemnification to any person who is or was serving at the request of Federal Mogul Venture Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. In addition, Federal Mogul Venture Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Federal Mogul Venture Corporation (or is serving or was serving at the request of Federal Mogul Venture Corporation in a position and at an entity listed in the preceding sentence) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Federal Mogul Venture Corporation would have the power to indemnify the person against such liability under the provisions of Federal Mogul Venture Corporation's bylaws or the laws of the State of Nevada.

 Missouri

   Federal Mogul Products, Inc. is organized under the laws of the State of Missouri. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Sections 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involve an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934. The Articles of Incorporation permits the registrant to enter into agreements with its directors, officers, employees and agents providing such indemnification as deemed appropriate, up to the maximum extent permitted by law.

 United Kingdom

   F-M UK Holding Limited is organized under the laws of the United Kingdom.
Article 37 of the Articles of Association of F-M UK Holding Limited provides that, subject to the provisions of the Companies Act 1985, every director, officer or auditor of the company or person acting as an alternate director shall be entitled to be indemnified out of the assets of the company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the execution of his duties to the company or otherwise in relation thereto.

   Section 310 of the Companies Act 1985 (as amended by Section 137 of the Companies Act 1989) provides:

     "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the Company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3) This section does not prevent a company

       (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

       (b) from indemnifying any such officer or auditor against any liability incurred by him (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or (ii) in connection with any application under section 133(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct), in which relief is granted to him by the court."

   Selection 727 of the Companies Act 1985 further provides:

     "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief, and the court on the application has the same power to relieve him under this section as it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuant of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

Item 16. Exhibits.

 Exhibit No. Exhibit Description
 ----------- -------------------
   *1.1      Form of purchase agreement--debt securities

   *1.2      Form of purchase agreement--equity

    3.1 Federal-Mogul's Second Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Federal-
             Mogul's Registration Statement No. 333-50413)

    3.2      Federal-Mogul's Bylaws, as amended (incorporated by reference to
             Exhibit 3.2 to Federal-Mogul's annual report on Form 10-K for
             1998)

    4.1      Form of senior indenture (incorporated by reference to Exhibit 4.1 to Federal-Mogul's Registration Statement No. 333-50413)

    4.2      Form of subordinated indenture (incorporated by reference to
             Exhibit 4.2 to Federal-Mogul's Registration Statement No. 333-
             50413)

    4.3      Form of senior debt securities (included in Exhibit 4.2 above)

    4.4 Form of subordinated debt securities (included in Exhibit 4.3 above)

    4.5 Federal-Mogul Corporation debt securities guarantee between Federal-Mogul Corporation, as guarantor, and The Bank of New York, as guarantee trustee

    4.6      Form of Preferred Stock. Any amendment to Federal-Mogul's Restated
             Articles of Incorporation authorizing the creation of any series of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

  **5.1      Opinion of David M. Sherbin, Associate General Counsel of Federal-
             Mogul Corporation, as to the validity of the common stock being registered hereby

 **12.1      Computation of Ratio of Earnings to Fixed Charges

 **23.1      Consent of Ernst & Young LLP

 **23.2      Consent of KPMG Audit Plc

 **23.3      Consent of David M. Sherbin, Associate General Counsel of Federal-
             Mogul Corporation (included in his opinion filed as Exhibit 5.1)

 **24.1      Power of Attorney

   25.1      Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Bank of New York, as Trustee under the indentures (incorporated by reference to Exhibit 25.1 to Federal-
             Mogul's Registration Statement No. 333-50413)

--------

* To be filed as an exhibit to a current report of Federal-Mogul and incorporated herein by reference.

** Filed herewith.

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes:

   A. to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Regardless of the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

        (iii) to include any material information regarding the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   B. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be found to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be found to be the initial bona fide offering thereof.

   C. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

   D. that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be found to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be found to be the initial bona fide offering thereof.

   E. insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   F. to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 22nd day of April, 1999.

                                          Federal-Mogul Corporation

                                                  /s/ David M. Sherbin
                                          By:__________________________________
                                            David M. Sherbin

                                            Associate General Counsel and
                                            Secretary

                           FEDERAL-MOGUL CORPORATION

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 1999.

             Signature                                Title
             ---------                                -----

       /s/ Richard A. Snell         Chairman of the Board, President, Chief
  ________________________________  Executive Officer and Director (Principal
          Richard A. Snell          Executive Officer)

        /s/ Thomas W. Ryan          Executive Vice President and Chief
  ________________________________  Financial Officer (Principal Financial
           Thomas W. Ryan           Officer)

       /s/ Kenneth P. Slaby         Vice President and Controller (Principal
  ________________________________  Accounting Officer)
          Kenneth P. Slaby

        /s/ John J. Fannon          Director
  ________________________________
           John J. Fannon

       /s/ Roderick M. Hills        Director
  ________________________________
         Roderick M. Hills

        /s/ Antonio Madero          Director
  ________________________________
           Antonio Madero

     /s/ Robert S. Miller, Jr.      Director
  ________________________________
       Robert S. Miller, Jr.

         /s/ John C. Pope           Director
  ________________________________
            John C. Pope

       /s/ Paul Scott Lewis         Director
  ________________________________
          Paul Scott Lewis

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Federal-Mogul Global Inc.

                                                 /s/ Alan C. Johnson
                                          By:__________________________________
                                            Name: Alan C. Johnson
                                            Title: President and Chief
                                             Executive Officer

                           FEDERAL-MOGUL GLOBAL INC.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd day of April, 1999.

             Signature                                Title
             ---------                                -----

        /s/ Alan C. Johnson         Chief Executive Officer (Principal
  ________________________________  Executive Officer)
          Alan C. Johnson

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Alan C. Johnson         Director
  ________________________________
          Alan C. Johnson

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Federal-Mogul U.K. Holdings Inc.

                                                 /s/ Alan C. Johnson
                                          By:__________________________________
                                            Name: Alan C. Johnson
                                            Title: President and Chief
                                             Executive Officer

                       FEDERAL-MOGUL U.K. HOLDINGS INC.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd day of April, 1999.

             Signature                                Title
             ---------                                -----

        /s/ Alan C. Johnson         Chief Executive Officer (Principal
  ________________________________  Executive Officer)
          Alan C. Johnson

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Alan C. Johnson         Director
  ________________________________
          Alan C. Johnson

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Federal-Mogul Venture Corporation

                                                 /s/ Alan C. Johnson
                                          By:__________________________________
                                            Name: Alan C. Johnson
                                            Title: President and Chief
                                             Executive Officer

                       FEDERAL-MOGUL VENTURE CORPORATION

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd day of April, 1999.

             Signature                                Title
             ---------                                -----

        /s/ Alan C. Johnson         Chief Executive Officer (Principal
  ________________________________  Executive Officer)
          Alan C. Johnson

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

      /s/ Timothy W. Heffron        Director
  ________________________________
         Timothy W. Heffron

        /s/ Alan C. Johnson         Director
  ________________________________
          Alan C. Johnson

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Federal-Mogul World Wide, Inc.

                                                 /s/ Thomas W. Ryan
                                          By:__________________________________

                                            Name: Thomas W. Ryan

                                            Title: President and Chief
                                             Financial Officer

                        FEDERAL-MOGUL WORLD WIDE, INC.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April, 1999.

             Signature                                Title
             ---------                                -----

       /s/ Charles B. Grant         Chief Executive Officer (Principal
  ________________________________  Executive Officer)
          Charles B. Grant

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Alan C. Johnson         Director
  ________________________________
          Alan C. Johnson

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Federal-Mogul Global Properties,
                                           Inc.

                                                  /s/ Thomas W. Ryan
                                          By:__________________________________
                                            Name: Thomas W. Ryan
                                            Title: Vice President and Chief
                                             Financial Officer

                     FEDERAL-MOGUL GLOBAL PROPERTIES, INC.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April, 1999.

             Signature                                Title
             ---------                                -----

          /s/ Gordon Ulsh           President and Chief Operating Officer
  ________________________________  (Principal Executive Officer)
            Gordon Ulsh

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Alan C. Johnson         Director
  ________________________________
          Alan C. Johnson

          /s/ Gordon Ulsh           Director
  ________________________________
            Gordon Ulsh

       /s/ David A. Bozynski        Director
  ________________________________
         David A. Bozynski

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Felt Products Mfg. Co.

                                                  /s/ Thomas W. Ryan
                                          By:__________________________________
                                            Name: Thomas W. Ryan
                                            Title: Vice President and Chief
                                             Financial Officer

                            FELT PRODUCTS MFG. CO.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April 22, 1999.

             Signature                                Title
             ---------                                -----

       /s/ Richard A. Snell         Chief Executive Officer (Principal
  ________________________________  Executive Officer)
          Richard A. Snell

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

     /s/ Wilhelm A. Schmelzer       Director
  ________________________________
        Wilhelm A. Schmelzer

       /s/ Richard A. Snell         Director
  ________________________________
          Richard A. Snell

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Federal-Mogul Dutch Holdings Inc.

                                                 /s/ Alan C. Johnson
                                          By:__________________________________
                                            Name: Alan C. Johnson
                                            Title: President and Chief
                                             Executive Officer

                       FEDERAL-MOGUL DUTCH HOLDINGS INC.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd day of April, 1999.

             Signature                                Title
             ---------                                -----

       /s/ Alan C. Johnson          Chief Executive Officer (Principal
  ________________________________  Executive Officer)
          Alan C. Johnson

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

       /s/ Alan C. Johnson          Director
  ________________________________
          Alan C. Johnson

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No.1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Carter Automotive Company, Inc.

                                              /s/ Alan C. Johnson
                                          By:__________________________________
                                            Name: Alan C. Johnson
                                            Title: President and Chief
                                             Executive Officer

                        CARTER AUTOMOTIVE COMPANY, INC.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April, 1999.

             Signature                                Title
             ---------                                -----

        /s/ Alan C. Johnson         Chief Executive Officer (Principal
 _________________________________  Executive Officer)
          Alan C. Johnson

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
 _________________________________  Financial Officer)
          Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
 _________________________________
         Kenneth P. Slaby

        /s/ Alan C. Johnson         Director
 _________________________________
          Alan C. Johnson

        /s/ Thomas W. Ryan          Director
 _________________________________
          Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22nd, 1999.

                                          F-M UK Holding Limited

                                          By: /s/ Alan C. Johnson
                                             ----------------------------------
                                            Name: Alan C. Johnson
                                            Title: President and Chief
                                             Executive Officer

                          F-M UK HOLDING LIMITED

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April, 1999.

             Signature                                Title
             ---------                                -----

        /s/ Alan C. Johnson         Chief Executive Officer (Principal
  ________________________________  Executive Officer)
          Alan C. Johnson

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Alan C. Johnson         Director
  ________________________________
          Alan C. Johnson

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22nd, 1999.

                                          Fel-Pro Management Co.

                                          By:

                                             /s/ Richard A. Snell
                                             ----------------------------------

                                            Name:Richard A. Snell
                                            Title: President and Chief
                                             Executive Officer

                            FEL-PRO MANAGEMENT CO.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April, 1999.

             Signature                                Title
             ---------                                -----

       /s/ Richard A. Snell         Chief Executive Officer (Principal
  ________________________________  Executive Officer)
          Richard A. Snell

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

     /s/ Wilhelm A. Schmelzer       Director
  ________________________________
        Wilhelm A. Schmelzer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22nd, 1999.

                                          Federal-Mogul Ignition Company

                                             /s/ Gordon A. Ulsh
                                          By:__________________________________

                                            Name: Gordon A. Ulsh
                                            Title: President and Chief
                                             Executive Officer

                        FEDERAL-MOGUL IGNITION COMPANY

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April, 1999.

             Signature                                Title
             ---------                                -----

        /s/ Gordon A. Ulsh          Chief Executive Officer (Principal
  ________________________________  Executive Officer)
           Gordon A. Ulsh

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Gordon A. Ulsh          Director
  ________________________________
           Gordon A. Ulsh


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22, 1999.

                                          Federal-Mogul Products, Inc.

                                             /s/ Gordon A. Ulsh
                                          By:__________________________________

                                            Name: Gordon A. Ulsh
                                            Title: President and Chief
                                             Executive Officer

                         FEDERAL-MOGUL PRODUCTS, INC.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April, 1999.

             Signature                                Title
             ---------                                -----

        /s/ Gordon A. Ulsh          Chief Executive Officer (Principal
  ________________________________  Executive Officer)
           Gordon A. Ulsh

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Gordon A. Ulsh          Director
  ________________________________
           Gordon A. Ulsh

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 22nd, 1999.

                                          Federal-Mogul Aviation, Inc.

                                              /s/ Gordon A. Ulsh
                                          By:__________________________________

                                            Name: Gordon A. Ulsh
                                            Title: President and Chief
                                             Executive Officer

                         FEDERAL-MOGUL AVIATION, INC.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 22nd of April, 1999.

             Signature                                Title
             ---------                                -----

        /s/ Gordon A. Ulsh          Chief Executive Officer (Principal
  ________________________________  Executive Officer)
           Gordon A. Ulsh

        /s/ Thomas W. Ryan          Chief Financial Officer (Principal
  ________________________________  Financial Officer)
           Thomas W. Ryan

       /s/ Kenneth P. Slaby         Controller (Principal Accounting Officer)
  ________________________________
          Kenneth P. Slaby

        /s/ Gordon A. Ulsh          Director
  ________________________________
           Gordon A. Ulsh

        /s/ Thomas W. Ryan          Director
  ________________________________
           Thomas W. Ryan

                                 EXHIBIT INDEX

 Exhibit No. Exhibit Description
 ----------- -------------------
   *1.1      Form of purchase agreement--debt securities

   *1.2      Form of purchase agreement--equity

    3.1 Federal-Mogul's Second Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to Federal-
             Mogul's Registration Statement No. 333-50413)

    3.2      Federal-Mogul's Bylaws, as amended (Incorporated by reference to
             Exhibit 3.2 to Federal-Mogul's annual report on form 10-k for
             1998)

    4.1      Form of senior indenture (Incorporated by reference to Exhibit 4.1 to Federal-Mogul's Registration Statement No. 333-50413)

    4.2      Form of subordinated indenture (Incorporated by reference to
             Exhibit 4.2 to the Federal-Mogul's Registration Statement No. 333-
             50413)

    4.3      Form of senior debt securities (included in Exhibit 4.2 above)

             Form of subordinated debt securities (included in Exhibit 4.3
    4.4      above)

   *4.5 Federal-Mogul Corporation debt securities guarantee between Federal-Mogul Corporation, as guarantor, and The Bank of New York, as guarantee trustee

    4.6      Form of Preferred Stock. Any amendment to Federal-Mogul's Restated
             Articles of Incorporation authorizing the creation of any series of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit.

  **5.1      Opinion of David M. Sherbin, Associate General Counsel of Federal-
             Mogul Corporation, as to the validity of the common stock being registered hereby

 **12.1      Computation of ratio of earnings to fixed charges

  *23.1      Consent of Ernst & Young LLP

 **23.2      Consent of KPMG Audit Plc

 **23.3      Consent of David M. Sherbin, Associate General Counsel of Federal-
             Mogul Corporation (included in his opinion filed as Exhibit 5.1)

 **24.1      Power of Attorney

   25.1      Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Bank of New York, as Trustee under the indentures (incorporated by reference to Federal-Mogul's
             Registration Statement No. 333-50413)

--------

* To be filed as an exhibit to a current report of Federal-Mogul and incorporated herein by reference.

** Filed herewith.